Exhibit 20.1
Page 1 of 3

                   Navistar Financial 1994 - B Owner Trust
                           For the Month of December
                     Distribution Date of January 15, 1998
                           Servicer Certificate #42

Original Pool Amount                                      $215,029,773.64

Beginning Pool Balance                                     $25,277,204.21
Beginning Pool Factor                                           0.1175521

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $2,517,413.13
     Interest Collected                                       $181,533.31

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $17,760.41
Total Additional Deposits                                      $17,760.41

Repos / Chargeoffs                                                ($23.93)
Aggregate Number of Notes Charged Off                                  25

Total Available Funds                                       $2,538,803.00

Ending Pool Balance                                        $22,937,718.86
Ending Pool Factor                                              0.1066723

Servicing Fee                                                  $21,064.34

Repayment of Servicer Advances                                $177,903.85

Reserve Account:
     Beginning Balance  (see Memo Item)                     $4,366,983.49
     Target Percentage                                              10.00%
     Target Balance                                                   N/A
     Minimum Balance                                        $4,300,595.47
     (Release) / Deposit                                      ($66,388.02)
     Ending Balance                                         $4,300,595.47

Current Weighted Average APR:                                       8.725%
Current Weighted Average Remaining Term (months):                   13.47

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days              $397,626.94      275
                                31 - 60 days             $121,372.19       58
                                60+  days                 $83,297.85       21

     Total:                                              $602,296.98      282
     Balances:                  60+  days                $474,316.69       21

Memo Item - Reserve Account
     Prior Month                                       $4,300,595.47
+    Invest. Income                                       $20,956.64
+    Excess Serv.                                         $45,431.38
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $4,366,983.49


Exhibit 20.1
Page 2 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  December

                                                                      NOTES
                                                                   (Money Market)
                                                      TOTAL         CLASS A - 1        CERTIFICATES
                                               $215,029,773.64     $207,503,000.00      $7,526,773.64
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                 6.400%             6.625%

Beginning Pool Balance                          $25,277,204.21
Ending Pool Balance                             $22,937,718.86

Collected Principal                              $2,339,509.28
Collected Interest                                 $181,533.31
Charge - Offs                                          ($23.93)
Liquidation Proceeds / Recoveries                   $17,760.41
Servicing                                           $21,064.34
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $2,517,738.66

Beginning Balance                               $24,873,479.31      $24,002,175.97        $871,303.34

Interest Due                                       $132,821.93         $128,011.61          $4,810.32
Interest Paid                                      $132,821.93         $128,011.61          $4,810.32
Principal Due                                    $2,339,485.35       $2,257,603.36         $81,881.99
Principal Paid                                   $2,339,485.35       $2,257,603.36         $81,881.99

Ending Balance                                  $22,533,993.96      $21,744,572.61        $789,421.35
Note / Certificate Pool Factor                                              0.1048             0.1049
   (Ending Balance / Original Pool Amount)
Total Distributions                              $2,472,307.28       $2,385,614.97         $86,692.31

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                    $45,431.38
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $4,366,983.49
(Release) / Draw                                   ($66,388.02)
Ending Reserve Acct Balance                      $4,300,595.47

Exhibit 20.1
Page 3 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  December


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                             5                    4                  3                 2                 1
                                          Aug-97                Sep-97            Oct-97             Nov-97            Dec-97
Beginning Pool Balance                $36,106,487.04       $33,052,185.09     $30,605,645.43    $27,489,579.50    $25,277,204.21

A)   Loss Trigger:
Principal of Contracts Charged Off        $45,095.09           $11,238.97         $13,693.10         $1,840.02           ($23.93)
Recoveries                                $60,994.70           $52,310.89         $50,124.98        $19,911.87        $17,760.41

Total Charged Off (Months 5, 4, 3)        $70,027.16
Total Recoveries (Months 3, 2, 1)         $87,797.26
Net Loss / (Recoveries) for 3 Mos        ($17,770.10)(a)

Total Balance (Months 5, 4, 3)        $99,764,317.56 (b)

Loss Ratio Annualized  [(a/b) * (12)]        -0.2137%

Trigger:  Is Ratio > 1.5%                         No
                                                                                  Oct-97             Nov-97            Dec-97

B)   Delinquency Trigger:                                                        $692,031.85       $540,496.62       $474,316.69
     Balance delinquency 60+ days                                                   2.26112%          1.96619%          1.87646%
     As % of Beginning Pool Balance                                                 1.93194%          2.07908%          2.03459%
     Three Month Average

Trigger:  Is Average > 2.0%                      Yes

C)   Noteholders Percent Trigger:             2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer

